SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KLA – TENCOR CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 18, 2004

To the Stockholders:

YOUR VOTE IS IMPORTANT

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KLA-Tencor Corporation (the “Company”), a Delaware corporation, will be held on Monday, October 18, 2004 at 1:00 p.m., local time, at the Company’s offices located at Three Technology Drive, Milpitas, California 95035, for the following purposes:

1.	To elect three Class III directors to each serve for a three-year term and until their successors are duly elected.

2.	To approve the Company’s 2004 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2005.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          Only stockholders of record at the close of business on August 23, 2004 are entitled to notice of, and to voteat, the Annual Meeting and any adjournment or postponement thereof.

Sincerely,

Stuart J. Nichols Assistant Secretary San Jose, California

September 9, 2004

All stockholders are cordially invited to attend the Annual Meeting in person; however, to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy card and return it in the enclosed envelope or follow the instructions on the enclosed proxy card to vote by telephone or via the Internet. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy card.

2004 ANNUAL MEETING OF STOCKHOLDERS
OF
KLA-TENCOR CORPORATION

To be held on October 18, 2004

PROXY STATEMENT

QUESTIONS AND ANSWERS REGARDING SOLICITATION AND VOTING

Why am I receiving these materials?

The Board of Directors of KLA-Tencor Corporation (“KLA-Tencor,” the “Company” or “we”) is providing these proxy materials for you in connection with KLA-Tencor’sAnnual Meeting of Stockholders to be held on Monday, October 18, 2004 at 1:00 p.m. local time. As a stockholder of record, you are invited to attend the Annual Meeting, which will be held at our offices at Three Technology Drive, Milpitas, California 95035. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

These proxy solicitation materials and the enclosed Annual Report on Form 10-K for the fiscal year ended June 30, 2004, including financial statements, were first mailed on or about September 9, 2004 to all stockholders entitled to vote at the Annual Meeting. KLA-Tencor’s principal executive offices are located at 160 Rio Robles, San Jose, California 95134, and our telephone number is (408) 875-3000.

How may I obtain KLA-Tencor’s Annual Report?

A copy of our Annual Report on Form 10-K was delivered with this Proxy Statement. It is also available free of charge on the Internet from the Securities and Exchange Commission’s website at www.sec.gov, as well as on our website at
www.kla-tencor.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who may vote at the Annual Meeting?

You may vote if our records showed that you owned shares of KLA-Tencor Common Stock as of August 23, 2004 (the “Record Date”).At the close of business on that date, we had a total of 196,247,543 shares of Common Stock issued and outstanding, which were held of record by approximately 971 stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

What proposals are being voted on at the Annual Meeting?	In addition to such other business as may properly come before the Annual Meeting or any adjournment thereof, the following three proposals will be presented at the Annual Meeting:

	1.	Electing three Class III directors to each serve for a three-year term and until their successors are duly elected;

	2.	Approving the Company’s 2004 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m); and

	3.	Ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2005.

How can I vote if I own shares directly?

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in accordance with the instruction described below. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock in the following ways:

	1.	By Telephone: Use the toll free telephone number provided on the proxy card(specific instructions for using the telephone voting system are on the proxy card);

	2.	Internet: Use the Internet voting site listed on the proxy card (specific instructions for using the Internet voting system are on the proxy card);

	3.	By Mail: Complete, sign, date and mail the proxy card in the postage paid envelope that we have provided; or

	4.	In Person: Attend the Annual Meeting and vote your shares in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions.

If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

How may I vote if my shares are held in a stock brokerage account, by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting. Your broker or nominee has forwarded instructions for you to use in directing the broker or nominee regarding how to vote your shares.

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Can I change my vote?	You may change your vote at any time prior to the vote at the Annual Meeting.
To change your proxy instructions if you are a holder of record, you must:

	1.	Advise our Assistant Secretary in writing at our principal executive office before the proxy holders vote your shares that you wish to revoke your proxy instructions; or

	2.	Deliver proxy instructions dated after your earlier proxy instructions as follows:

(a)

By Telephone: Use the toll free telephone number provided on the proxy card to vote again prior to 11:59 P.M. EST on October 17, 2004 (specific instructions for using the telephone voting system are on the proxy card);

(b)

By Internet: Use the Internet voting site listed on the proxy card to vote again prior to 11:59 P.M EST on October 17, 2004 (specific instructions for using the Internet voting system are on the proxy card);

(c) By Mail: Complete, sign, date and mail another proxy card bearing a later date and deliver such proxy card prior to 11:59 P.M. EST on October 17, 2004; or

(d) In Person: Attend the Annual Meeting and vote your shares in person.

How are votes counted?

The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the Annual Meeting. If you have returned valid proxy instructions or attend the Annual Meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting.

Who will bear the cost of this proxy solicitation?

We will pay the cost of this proxy solicitation. KLA-Tencor has retained the services of Automatic Data Processing (“ADP”) and D.F. King to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. We estimate that we will pay ADP fees of approximately $100,000 for this solicitation activity and for forwarding solicitation material to beneficial and registered stockholders and processing the results. We estimate that we will pay D.F. King approximately $10,000 for this solicitation activity. Certain of our directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone.

Can my broker vote my shares if I do not instruct him or her how I would like my shares voted?

Yes, except with respect to the proposal to approve the Company’s 2004 Equity Incentive Plan. If you do not give your broker voting instructions with respect to Proposal Two, approval of the 2004 Equity Incentive Plan, the broker will be prevented from voting shares held in your brokerage account (a “broker non-vote”). The New York Stock Exchange (“NYSE”) has issued regulations which prohibit bankers, brokers or other nominees that are NYSE member organizations from voting in favor of proposals related to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. In addition, brokers who are members of the National Association of Securities Dealers (“NASD”) are also prohibited from voting on such proposals without specific instructions from beneficial holders. Thus, all shares that you hold through a broker or other nominee who is a NYSE or NASD member organization will only be voted on Proposal Two if you have provided specific voting instructions to your broker or other nominee with respect to Proposal Two.

Are abstentions and broker non-votes counted?

Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and are also treated as shares entitled to vote at the Annual Meeting (“Votes Cast”).

Since abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors), abstentions will have the same effect as a vote against the proposal (other than election of directors).

Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

How does the Board of Directors recommend that I vote?	The Board of Directors recommends that stockholders vote as follows:
“FOR” the election of the Class III Directors—Edward W. Barnholt, Stephen P. Kaufman and Kenneth L. Schroeder to the Board of Directors;
“FOR” approval of the Company’s 2004 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m); and
“FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2005.

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

Will any other business be transacted at the Annual Meeting?

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Can I present other business to be transacted at the Annual Meeting?

Any stockholder may present a matter from the floor for consideration at a meeting of stockholders so long as certain procedures are followed. Under our bylaws, as amended, a stockholder notice must be delivered to, or mailed and received by, KLA-Tencor (attention: Assistant Secretary) at least 120 days prior to the annual meeting of stockholders (under the assumption that the next annual meeting of stockholders will occur on the anniversary of the same calendar day as the day of the most recent annual meeting of stockholders).

What is required in a stockholder’s notice to present other business to be transacted?	The stockholder’s notice must set forth, as to each proposed matter, the following:
	1.	A brief description of the proposed matter and reasons for conducting such business at the meeting;

	2.	Name and address, as they appear on KLA-Tencor’s books, of the stockholder;

	3.	The class and number of shares of KLA-Tencor that are beneficially owned by the stockholder;

	4.	Any material interest of the stockholder in such business; and

	5.	Any other information that is required to be provided by such stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934.

Can I still present other business to be transacted if my notice is deficient?	If the stockholder notice is not in compliance with the requirements set forth in our bylaws, the presiding officer of the meeting may refuse to acknowledge the matter.

What is the deadline for stockholder proposals in connection with the 2005 Annual Meeting?

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and the provisions of our bylaws. We must receive stockholder proposals that are intended to be presented by such stockholders at our 2005 Annual Meeting of Stockholders no later than May 12, 2005 to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

Stockholder proposals that are not intended to be included in our proxy materials for such meeting, but that are to be presented by the stockholder from the floor are subject to the advance notice provisions set forth above under “Can I present other business to be transacted at the Annual Meeting?” and other requirements set forth in our bylaws.

How may I obtain a copy of KLA-Tencor’s Bylaws?

For a free copy of KLA-Tencor’s bylaws, please contact our Investor Relations department at (408) 875-3600 or visit our website at www.kla-tencor.com/investors/contactinfo.html and fill out a request form.

What should I do if I receive more than one set of voting materials?

You may request delivery of a single copy of our future proxy statements and annual reports by writing to the address below or calling our Investor Relations department at the telephone number below. Stockholders may also request electronic delivery of our annual report and proxy statement by writing to the address below, calling our Investor Relations department at the telephone number below or via our website at www.icsdelivery.com/klatencor/index.html.

May I get additional copies of these materials and the exhibits to the Annual Report?

Certain stockholders who share an address are being delivered only one copy of this Proxy Statement and our 2004 Annual Report on Form 10-K. You may receive additional copies of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2004 without charge or a copy of the exhibits to such Form 10-K for a reasonable fee (which shall be limited to our reasonable expenses in furnishing such exhibits) by sending a written request to KLA-Tencor Corporation, Attention: Investor Relations, 160 Rio Robles, San Jose, CA 95134. Requests may also be made by calling Investor Relations at KLA-Tencor at (408) 875-3600.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company has a classified Board of Directors currently comprised of three incumbent Class I directors (Kenneth Levy, Jon D. Tompkins and Lida Urbanek), four incumbent Class II directors (H. Raymond Bingham, Robert T. Bond, Richard J. Elkus, Jr. and Michael E. Marks) and three incumbent Class III directors (Edward W. Barnholt, Stephen P. Kaufman and Kenneth L. Schroeder). The Class I directors and the Class II directors will serve until the annual meetings of stockholders to be held in 2005 and 2006, respectively, or until their respective successors are duly elected and qualified. At each annual meeting, directors are elected for a full term of three years to succeed those directors whose terms expire at the annual meeting.

Nominees

The term of the three current Class III directors will expire on the date of the Annual Meeting. Three Class III directors of the Board of Directors are to be elected at the Annual Meeting. The Nominating and Governance Committee, consisting solely of independent directors as determined under the rules of the Nasdaq National Market, recommended the nominees set forth in this Proposal One, each of whom is an incumbent director. Based on that recommendation, the members of the Board of Directors unanimously resolved to nominate such individuals for election. The nominees for election by the stockholders to these three positions are:

• Edward W. Barnholt;
• Stephen P. Kaufman; and
• Kenneth L. Schroeder.

If elected, the nominees will serve as directors until the Company’s annual meeting of stockholders in 2007, or until their successors are duly elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or a vacancy occurs before the election, the proxies may be voted for such substitute nominees as the Board of Directors may designate. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

Vote Required and Recommendation

If a quorum is present and voting, the three nominees for Class III directors receiving the highest number of affirmative votes will be elected as Class III directors. Votes withheld from any director and broker non-votes are counted for purposes of determining the presence or absence of a quorum but have no other legal effect on the selection of nominees for directors.

THE MEMBERS OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE “FOR” EACH OF THE CLASS III NOMINEES LISTED ABOVE.

INFORMATION ABOUT THE DIRECTORS AND THE NOMINEES

          The following table sets forth certain information with respect to the Company’s Board of Directors as of the date of this proxy statement:

Nominees for Election as Class III Directors

	Principal Occupation of Board Members During the Past Five Years	Age	Director Since

Edward W. Barnholt

Edward W. Barnholt has been a Director of KLA-Tencor since 1995. Since May 1999, Mr. Barnholt has been President and Chief Executive Officer of Agilent Technologies, Inc. (“Agilent”) and became Chairman of the Board of Agilent in November 2002. Before being named Agilent’s Chief Executive Officer, Mr. Barnholt served as Executive Vice President and General Manager of Hewlett-Packard Company’s Measurement Organization from 1998 to 1999. From 1990 to 1998, he served as General Manager of Hewlett-Packard Company’s Test and Measurement Organization. He was elected a Senior Vice President of Hewlett-Packard Company in 1993 and an Executive Vice President in 1996. Mr. Barnholt also serves on the boards of directors of the Tech Museum of Innovation and Silicon Valley Manufacturing Group.

		61	1995

Stephen P. Kaufman	Stephen P. Kaufman has been a Director of KLA-Tencor since November 2002. He has been a Senior Lecturer at the Harvard Business School since January 2001. He was a member of the board of directors of Arrow Electronics, Inc. (“Arrow”) from 1994 to May 2003. From 1986 to June 2000, he was Chief Executive Officer of Arrow. From 1985 to June 1999, he was also Arrow’s President. From 1994 to June 2002, he was Chairman of the Board of Arrow. Mr. Kaufman also serves on the boards of directors of Harris Corporation and Viacore, Inc.	62	2002

Kenneth L. Schroeder	Kenneth L. Schroeder joined KLA Instruments in 1979 and left in 1987 to pursue personal and other business interests. He returned to KLA Instruments in 1991. Mr. Schroeder has been Chief Executive Officer and a member of the Board of Directors of KLA-Tencor since July 1, 1999, as well as President since May 2004. He also held the position of President from November 1991 to July 2002.	59	1991

Class II Directors

	Principal Occupation of Board Members During the Past Five Years	Age	Director Since

H. Raymond Bingham

H. Raymond Bingham has been a Director of KLA-Tencor since October 1999. He served as President and Chief Executive Officer of Cadence Design Systems, Inc. (“Cadence”) from May 1999 to April 2004. Mr. Bingham has been Chairman of the Board of Cadence since May 2004 and has been a director of Cadence since November 1997. From 1993 to April 1999, Mr. Bingham served as Executive Vice President and Chief Financial Officer of Cadence. Prior to joining Cadence, Mr. Bingham was Executive Vice President and Chief Financial Officer of Red Lion Hotels, Inc. for eight years. Mr. Bingham also serves on the boards of directors of Freescale Semiconductor, Inc., Onyx Software Corporation and Oracle Corporation.

		58	1999

Robert T. Bond	Robert T. Bond has been a Director of KLA-Tencor since August 2000. From April 1996 to January 1998, Mr. Bond served as Chief Operating Officer of Rational Software Corporation. Prior to that, he held various executive positions at Rational Software Corporation. Mr. Bond was employed by Hewlett-Packard Company from 1967 to 1983 and held various management positions during his tenure there. Mr. Bond also serves on the boards of directors of Portal Software, MontaVista Software, Clarus Systems and DecisionPoint Applications, Inc.	61	2000

Richard J. Elkus, Jr.	Richard J. Elkus, Jr. has been a Director of KLA-Tencor since April 1997. He was Executive Vice President and Vice Chairman of the board of directors of Tencor Instruments from February 1994 until April 1997. In addition to KLA- Tencor he currently serves on the boards of directors of Sopra SA, Lam Research Corporation, Virage Logic Corporation, the Palo Alto Medical Foundation, the National Medal of Technology Foundation, and the Board of Trustees of the Scripps Research Institute.	69	1997

Michael E. Marks	Michael E. Marks has been a Director of KLA-Tencor since November 2003. He has been the Chief Executive Officer of Flextronics International Ltd. (“Flextronics”) since January 1994 and also serves on its board of directors. Mr. Marks was Chairman of the Board of Flextronics from July 1993 to January 2003. Prior to joining Flextronics, he was President and Chief Executive Officer of Metcal, Inc., a precision heating instrument company.	53	2003

Class I Directors

	Principal Occupation of Board Members During the Past Five Years	Age	Director Since

Kenneth Levy	Kenneth Levy is a founder of KLA Instruments Corporation and since July 1, 1999 has been Chairman of the Board and a Director of KLA-Tencor. From July 1998 until June 30, 1999, he was Chief Executive Officer and a Director. From 1975 until April 30, 1997 he was Chief Executive Officer of KLA Instruments Corporation. He currently serves on the boards of directors of the following publicly traded companies: Juniper Networks, Inc., Extreme Networks, Inc., and PowerDsine, Inc. In addition, he is a Director Emeritus of SEMI, an industry trade association.	61	1975

Jon D. Tompkins

Jon D. Tompkins has been a Director of KLA-Tencor since April 1997. He was Chairman of the Board from July 1998 to June 1999, when he retired from such position. From May 1997 until July 1998, he was Chief Executive Officer. From April 1991 until April 1997, Mr. Tompkins was President and Chief Executive Officer of Tencor Instruments prior to its merger with KLA Instruments Corporation. He was a director of Tencor Instruments from 1991 until April 1997 and was appointed Chairman of the Board of Directors of Tencor Instruments in November 1993. Mr. Tompkins currently serves on the boards of directors of Cymer, Inc., Electro Scientific Industries, Inc. and Credence Systems Corporation.

		64	1997

Lida Urbanek	Lida Urbanek has been a Director of KLA-Tencor since April 30, 1997. She is a private investor. She was a director of Tencor Instruments from August 1991 until April 30, 1997.	61	1997

PROPOSAL TWO: APPROVAL OF THE COMPANY’S 2004 EQUITY INCENTIVE PLAN, INCLUDING APPROVAL OF ITS MATERIAL TERMS AND PERFORMANCE GOALS FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)

Approval of the 2004 Equity Incentive Plan	The Board of Directors is asking our stockholders to approve our 2004 Equity Incentive Plan, which will:

• Reserve 11,000,000 new shares of our Common Stock for issuance under the2004 Equity Incentive Plan;

•

Transfer up to an additional 1,500,000 shares subject to outstanding options under our 1982 Stock Option Plan and 2000 Nonstatutory Stock Option Plan if they expire or are forfeited without being exercised and terminate the 1982 Stock Option Plan (including its “evergreen” automatic replenishment feature) and 2000 Nonstatutory Stock Option Plan for any new grants; and

• Include the ability to grant restricted stock, stock appreciation rights, performance shares, performance units and deferred stock units.

The Company’s stockholders are also being asked to approve the material terms of the 2004 Equity Incentive Plan and the performance goals thereunder for the purpose of helping awards under the 2004 Equity Incentive Plan qualify as “performance- based” compensation under Internal Revenue Code Section 162(m).

Any 2004 Equity Incentive Plan awards of restricted stock, performance shares, performance units or deferred stock units with a per share or unit purchase price lower than 100% of fair market value on the grant date shall be counted against the total number of shares issuable under the plan as 1.8 shares for every one share subject thereto.

As of June 30, 2004, options to purchase a total of 29,432,566 shares were outstanding under our active stock option plans as follows:

1982 Stock Option Plan	20,343,266
2000 Nonstatutory Stock Option Plan	8,816,802
1998 Outside Director Option Plan	272,498

As of June 30, 2004, our 1982 Stock Option Plan had 12,647,812 shares remaining available for issuance and was scheduled to expire in 2006. Moreover, our 1982 Stock Option Plan has an “evergreen” automatic annual share replenishment feature whereby on the first day of each of our fiscal years, an amount of shares equal to 3% of our outstanding shares of common stock on the last day of each fiscal year plus the number of common stock shares that we repurchase on the open market for reissuance under the Plan can be added to the Plan. Pursuant to this “evergreen” annual share replenishment feature, on July 1, 2004 an additional 5,903,603 shares as of June 30, 2004 were added to the 1982 Stock Option Plan. As of June 30, 2004, our 2000 Nonstatutory Stock Option Plan had 3,098,870 shares remaining available for issuance and was scheduled to expire in 2010. If our stockholders approve this proposal, both the 1982 Stock Option Plan (including its “evergreen” feature) and the 2000 Nonstatutory Stock Option Plan shall be terminated for any new grants.

Proposed new accounting regulations are expected to require companies to record a charge to earnings for employee and director stock option grants, including options granted under plans similar to the proposed 2004 Equity Incentive Plan. The extent to which we will make grants of awards under the 2004 Equity

Incentive Plan will depend on the developments in these accounting regulations as well as several other factors, including our assessment of the impact of the final rules on our earnings, actions by other companies (particularly those with whom we compete for employees and directors) with respect to the design and operation of equity incentive plans, and the attitude of financial analysts and investors towards these potentially significant non-cash charges. The 2004 Equity Incentive Plan will allow us to grant a wider range of awards than is permitted under our current stock option plans, including restricted stock, stock appreciation rights, performance shares, performance units and deferred stock units, which will help us achieve our goal of attracting, retaining and motivating our talented personnel. We believe that the 2004 Equity Incentive Plan will be an essential element of a competitive compensation package.

Our 2004 Equity Incentive Plan has been developed to replace our 1982 Stock Option Plan and 2000 Nonstatutory Stock Option Plan and to supplement our 1998 Outside Director Option Plan. Currently, our 1982 Stock Option Plan authorizes our Board of Directors to grant stock options to our eligible employees and consultants. Our 2000 Nonstatutory Stock Option Plan authorizes our Board of Directors to grant stock options to our eligible employees and consultants who are not officers or members of the Board of Directors. Our 1998 Outside Director Option Plan provides for automatic formula option grants as well as discretionary option grants to members of our Board of Directors. Our Board of Directors approved the 2004 Equity Incentive Plan in July 2004 to replace the 1982 Stock Option Plan and 2000 Nonstatutory Stock Option Plan, subject to stockholder approval at the 2004 Annual Meeting.

As of June 30, 2004, the closing price of our common stock was $49.38 per share. The 2004 Equity Incentive Plan provides for the grant of options to purchase shares of our Common Stock, stock appreciation rights (“SARs”), restricted stock, performance shares, performance units, and deferred stock units to our employees, consultants and members of our Board of Directors. As of June 30, 2004, there were approximately 5,200 employees (including officers) and members of our Board of Directors eligible to participate in the 2004 Equity Incentive Plan. Please see the summary of the 2004 Equity Incentive Plan below.

Vote Required and Recommendation

If a quorum is present and voting, the affirmative vote of a majority of the votes cast will be required to approve the adoption of the 2004 Equity Incentive Plan. Our executive officers and members of our Board of Directors have an interest in this proposal as they may receive awards under the 2004 Equity Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S 2004 EQUITY INCENTIVE PLAN, INCLUDING APPROVAL OF ITS MATERIAL TERMS AND PERFORMANCE GOALS FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(M).

SUMMARY OF THE 2004 EQUITY INCENTIVE PLAN

          The essential features of the 2004 Equity Incentive Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2004 Equity Incentive Plan, which is attached asAppendixA. Capitalized terms used herein and not defined shall have the meanings set forth in the 2004 Equity Incentive Plan.

General

The purposes of the 2004 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to our employees and consultants, and promote the success of our business.

Administration

The 2004 Equity Incentive Plan may be administered by our Board of Directors or a committee, which our Board of Directors may appoint from among its members (the “Administrator”). Subject to the provisions of the 2004 Equity Incentive Plan, the Administrator has the authority to: (i) interpret the plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the 2004 Equity Incentive Plan; (iii) select the persons to whom awards are to be granted; (iv) subject to individual fiscal year limits applicable to each type of award, determine the number of shares or equivalent units to be made subject to each award; (v) determine whether and to what extent awards are to be granted; (vi) determine the terms and conditions applicable to awards generally and of each individual award (including the provisions of the award agreement to be entered into between the Company and the participant); (vii) amend any outstanding award subject to applicable legal restrictions (except repricing an option or SAR, unless stockholder approval is obtained); (viii) authorize any person to execute, on our behalf, any instrument required to effect the grant of an award; (ix) approve forms of agreement for use under the Plan; (x) allow participants to satisfy withholding tax obligations by electing to have the Company withhold from the shares or cash to be issued upon exercise, vesting of an award (or distribution of a deferred stock unit) that number of shares or cash having a fair market value equal to the minimum amount required to be withheld; and (xi) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2004 Equity Incentive Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options or rights and on all persons deriving their rights therefrom.

Discount Award Limitations	Options and SARs may not be granted with an exercise price lower than 100% of the fair market value of the underlying shares.

Shares Counted Against the Plan

Any 2004 Equity Incentive Plan awards of restricted stock, performance shares, performance units or deferred stock units with a per share or unit purchase price lower than 100% of fair market value on the grant date shall be counted against the total number of shares issuable under the plan as 1.8 shares for every one share subject thereto.

No Repricing	The 2004 Equity Incentive Plan prohibits option or stock appreciation right repricing, including by way of an exchange for another award, unless stockholder approval is obtained.

Eligibility

The 2004 Equity Incentive Plan provides that awards may be granted to our employees, consultants and members of our Board of Directors. Incentive stock options may only be granted to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a “10% Stockholder”) is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the common stock on the date of grant.

Code Section 162(m) Performance Goals

We have designed the 2004 Equity Incentive Plan so that it permits us to issue awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Administrator may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, earnings per share, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return, all as determined in accordance with accounting principles generally accepted in the United States. Except for cash position, return on equity and total stockholder return, a performance goal may apply either to the Company or to one of its business units.

Terms and Conditions of Options	Each option granted under the 2004 Equity Incentive Plan is evidenced by a written stock option agreement between the optionee and us and is subject to the following terms and conditions:

(a)

Exercise Price. The exercise price of options may not be less than 100% of the fair market value of the common stock on the grant date the option. As our common stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the common stock (or the closing bid if no sales were reported) on the grant date.

(b)

Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of our common stock owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver to us the exercise price from sale proceeds, or by a combination thereof.

(c)

Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the 2004 Equity Incentive Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% stockholder, the term of the option shall be for no more than five years from the date of grant.

(d)

Termination of Employment. If an optionee’s employment terminates for any reason (other than death or permanent disability), all options held by such optionee under the 2004 Equity Incentive Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

(e)

Permanent Disability. If an optionee is unable to continue employment with us as a result of permanent and total disability (as defined in the Code), all options held by such optionee under the 2004 Equity Incentive Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee’s employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

	(f)	Death. If an optionee dies while employed by us, his or her options shall expire upon the earlier of (i) 12 months after the optionee’s death or

(ii) the expiration date of the options. The executor or other legal representative of the optionee may exercise all or part of the optionee’s option at any time before such expiration with respect to all shares subject to such option.

(g)

ISO Limitation. If the aggregate fair market value of all shares of common stock subject to an optionee’s incentive stock option that are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

	(h)	Other Provisions. The stock option agreement may contain terms, provisions and conditions that are inconsistent with the 2004 Equity Incentive Plan as determined by the Administrator.

Option and SAR 162(m) Share Limit

No participant may be granted stock options and stock appreciation rights to purchase more than 400,000 shares of common stock in any fiscal year, except that up to 1,200,000 shares may be granted in the participant’s first fiscal year of service.

Exercise Price and Other Terms of Stock Appreciation Rights

The exercise price of SARs may not be less than 100% of the fair market value of the common stock on the grant date of the option. The Administrator, subject to the provisions of the 2004 Equity Incentive Plan (including the 162(m) share limit referred to above and the exercise price restrictions), shall have complete discretion to determine the terms and conditions of SARs granted under the 2004 Equity Incentive Plan.

Payment of Stock Appreciation Right Amount

Upon exercise of a SAR, the holder of the SAR shall be entitled to receive payment in an amount equal to the product of (X) the difference between the fair market value of a share on the date of exercise and the exercise price and (Y) the number of shares for which the SAR is exercised.

Payment upon Exercise of Stock Appreciation Right

At the discretion of the Administrator, payment to the holder of a SAR may be in cash, shares of our common stock or a combination thereof. To the extent that a SAR is settled in cash, the shares available for issuance under the 2004 Equity Incentive Plan shall not be diminished as a result of the settlement.

Stock Appreciation Right Agreement

Each SAR grant shall be evidenced by an agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the committee, in its sole discretion, shall determine.

Expiration of Stock Appreciation Rights

SARs granted under the 2004 Equity Incentive Plan expire as determined by the Administrator, but in no event later than ten (10) years from date of grant. No SAR may be exercised by any person after its expiration.

Restricted Stock and Performance Share 162(m) Share Limit

No participant shall be granted restricted stock or performance share awards covering, in the aggregate, more than 300,000 shares in any of our fiscal years, except that up to 750,000 shares may be granted in the participant’s first fiscal year of service.

Grant of Restricted Stock

Subject to the terms and conditions of the 2004 Equity Incentive Plan, restricted stock may be granted to our employees, consultants and members of our Board of Directors at any time and from time to time at the discretion of the Administrator. Subject to the 162(m) share limit set forth above, the Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares.

Restricted Stock Award Agreement

Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no more than ten (10) years following the date of grant.

Grant of Performance Shares

Subject to the terms and conditions of the 2004 Equity Incentive Plan, performance shares may be granted to our employees and consultants at any time and from time to time as shall be determined at the discretion of the Administrator. Subject to the 162(m) share limit set forth above, the Administrator shall have complete discretion to determine (i) the number of shares of our common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.

Performance Share Award Agreement	Each performance share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

Grant of Performance Units

Performance units are similar to performance shares, except that they shall be settled in cash equivalent to the fair market value of the underlying shares of our common stock, determined as of the vesting date. The shares available for issuance under the 2004 Equity Incentive Plan shall not be diminished as a result of the settlement of a performance unit.

Performance Unit Award Agreement

Each performance unit grant shall be evidenced by an agreement that shall specify such terms and conditions as shall be determined at the discretion of the Administrator. However, no participant shall be granted a performance unit award covering more than one million dollars in any of our fiscal years, except that an award covering up to three million dollars may be granted in the participant’s first fiscal year of service.

Deferred Stock Units

Deferred stock units shall consist of a restricted stock, performance share or performance unit award that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred stock units are subject to the individual annual limits that apply to each type of award.

Non-Transferability of Awards

Unless determined otherwise by the Administrator, an award granted under the 2004 Equity Incentive Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an award granted under the 2004 Equity Incentive Plan transferable, such award shall contain such additional terms and conditions as the Administrator deems appropriate.

Leave of Absence	In the event that a participant goes on a leave of absence, award vesting will cease until he or she returns to work, except as required by law or as otherwise determined by the Administrator.

Part-Time Service

Unless the Administrator provides otherwise or except as otherwise required by law, any service-based vesting of awards granted under the 2004 Equity Incentive Plan shall be extended on a proportionate basis in the event an employee transitions from a full-time to a part-time work schedule, or if not on a full-time work schedule, to a schedule requiring fewer hours of service. Such vesting shall be proportionately re-adjusted prospectively in the event that the employee subsequently becomes regularly scheduled to work additional hours of service.

Adjustment Upon Changes in Capitalization

In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 2004 Equity Incentive Plan, the individual fiscal year limits applicable to restricted stock, performance share awards, SARS and options, the number and class of shares of stock subject to any award outstanding under the 2004 Equity Incentive Plan, and the exercise price of any such outstanding option or SAR or other award. Any such adjustment shall be made by the Compensation Committee of our Board of Directors, whose determination shall be conclusive.

Change of Control

In the event of a change of control, the successor corporation (or its parent or subsidiary) will assume or substitute each outstanding award. If the successor corporation refuses to assume the awards or to substitute equivalent awards, such awards shall become 100% vested. In such event, the Administrator shall notify the participant that each award subject to exercise is fully exercisable for fifteen (15) days from the date of such notice and that the award terminates upon expiration of such period.

Amendment, Suspensions and Termination of the 2004 Equity Incentive Plan

Our Board of Directors may amend, suspend or terminate the 2004 Equity Incentive Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (“Rule-16b-3”) or Section 422 of the Code, or any similar rule or statute. If Proposal Two is approved, the 2004 Equity Incentive Plan will terminate in June 2014.

FEDERAL TAX INFORMATION

Options	Options granted under the 2004 Equity Incentive Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory options.

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to alternative minimum tax.

Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sales price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also our employee will be subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received less the purchase price. Any additional gain or loss recognized upon any later disposition of the shares of our common stock would be capital gain or loss.

Restricted Stock, Performance Units and Performance Shares

A participant will not have taxable income upon grant (unless, with respect to restricted stock, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares of our vested common stock.

Deferred Stock Units

A participant will generally recognize employment tax (e.g., Social Security taxes) on the vesting date of a deferred stock award equal to the value of the vested shares received minus any amount paid for the shares. A participant will generally recognize income tax upon receipt of the deferred stock award shares in an amount equal to the value of the shares minus any amount paid for the shares.

Tax Effect for Us

We generally will be entitled to a tax deduction in connection with an award under the 2004 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include stockholder approval of the 2004 Equity Incentive Plan and performance goals under the 2004 Equity Incentive Plan, setting individual annual limits on each type of award, and certain other requirements. The 2004 Equity Incentive Plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

The foregoing is only a summary of the current effect of federal income taxation upon us and upon the participant, does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

ACCOUNTING TREATMENT

     Currently, employee awards and awards to members of our Board of Directors with purchase prices at or above fair market value on the grant date typically do not result in any direct charge to our reported earnings. However, the fair market value of these awards is required to be disclosed in the notes to our financial statements. We must also disclose, in the notes to our financial statements, the pro forma impact these awards would have on our reported earnings and earnings per share if the fair value of the awards at the time of grant was treated as a compensation expense.

     Currently, employee awards and awards to members of our Board of Directors with purchase prices below fair market value on the grant date result in a direct compensation expense that is typically equal to the “spread”, i.e. the difference between the purchase price and the fair market value on the grant date. Typically, this expense is amortized over our earnings over the award’s vesting period.

     The Financial Accounting Standards Board intends to require mandatory expensing for equity awards for fiscal years commencing after December 15, 2004 (although such implementation may be delayed). In such event, we expect that all 2004 Equity Incentive Plan awards will result in direct charges to our reported earnings.

New Plan Benefits

We are unable to determine the benefits or amounts under the 2004 Equity Incentive Plan that will be received by or allocated to our executive officers named in the Summary Compensation Table, other employees or members of our Board of Directors.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2005.

Audit Committee Recommendation

The Audit Committee has the sole authority to retain or dismiss our independent auditors. The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for its 2005 fiscal year. Before making its determination, the Audit Committee carefully considered that firm’s qualifications as independent auditors.

The Board of Directors, following the Audit Committee’s recommendation, unanimously recommends that the stockholders vote for ratification of such appointment.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection.

Attendance at the Annual Meeting

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees	The aggregate fees billed by PricewaterhouseCoopers LLP, KLA-Tencor’s independent auditors, in fiscal years 2004 and 2003 were as follows:

Services Rendered/Fees	2004	2003

Audit fees (1)	$1,193,000	$998,000
Audit-Related Fees (2)	$109,000	$0
Total Audit and Audit-Related Fees	$1,302,000	$998,000
Tax Compliance	$1,051,000	$1,129,000
Tax Planning and Consulting	$571,000	$528,000
Total Tax Fees (3)	$1,622,000	$1,657,000
All Other Fees (4)	$171,000	$174,000

(1)

For professional services rendered for the audits of annual financial statements set forth in KLA-Tencor’s Annual Report on Form 10-K for fiscal years 2004 and 2003, the review of quarterly financial statements included in KLA-Tencor’s Form 10-Qs for fiscal years 2004 and 2003 and fees for services related to statutory and regulatory filings or engagements.

(2)	For fiscal year ended 2004, assurance and related services related to accounting consultations, audits in connection with acquisitions and preparatory work related to the Sarbanes-Oxley Act of 2002.

(3)	For fiscal years ended 2004 and 2003, tax services for U.S, foreign tax and expatriate compliance and tax planning and consulting.

(4)	For fiscal years ended 2004 and 2003, fees for services other that those described above, including, but not limited to, publications, consulting services on expatriate and other special projects.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy regarding non-audit services provided by PricewaterhouseCoopers LLP, our independent auditors. First, the policy ensures the independence of our auditors by expressly naming all services that the auditors may not perform and reinforcing the principle of independence regardless of the type of service. Second, certain non-audit services such as tax-related services and acquisition advisory are permitted but limited in proportion to the audit fees paid. Third, the chair of the Audit Committee pre-approves non-audit services not specifically permitted under this policy and the Audit Committee reviews the annual plan and any subsequent engagements. Thus, all of the services described above under audit-related fees, tax fees and all other fees were approved by the Audit Committee pursuant to its pre-approval policies and procedures. On a quarterly basis, management provides written updates to the Audit Committee providing an update of audit and non-audit services, the amount of audit and non-audit service fees incurred to date, and the estimated cost to complete such services.

Independence Assessment by Audit Committee

The Company’s Audit Committee considered and determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence and approved all non-audit related fees and services.

Vote Required Recommendation

If a quorum is present and voting, the affirmative vote of the Votes Cast is needed to ratify the appointment of PricewaterhouseCoopers LLP as KLA-Tencor’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for its 2005 fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFACTION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2005.

OUR CORPORATE GOVERNANCE PRACTICES

At KLA-Tencor we have always believed in strong and effective corporate governance procedures and practices. In that spirit, we have summarized several of our corporate governance practices below.

Adopting Governance Guidelines

The Board has adopted a set of corporate governance guidelines to establish a framework within which the Board will conduct its business and to guide management in its running of your Company. The governance guidelines can be found on our website at http://ir.kla-tencor.com/disclaimer1.cfm and are summarized below.

Monitoring Board Effectiveness

It is important that our Board and its committees are performing effectively and in the best interest of the Company and its stockholders. The Board and each committee are responsible for annually assessing their effectiveness in fulfilling their obligations. In addition, our Nominating and Governance Committee is charged with annually reviewing the Board and its membership.

Board Committee Responsibilities

The Board has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. The Board has determined that each of the members of each of the committees of the Board has no material relationship with the Company (including any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director) and is independent within the meaning of the Nasdaq National Market director independence standards, including in the case of the Audit Committee, the heightened “independence” standard required for such committee members.

Each Committee meets regularly and has a written charter approved by the Board, all of which were attached as appendices to the Proxy Statement related to our 2003 Annual Meeting, which was filed with the Securities and Exchange Commission on September 23, 2003 and are available via our website at www.kla-tencor.com. In addition, at each regularly scheduled Board meeting, a member of each Committee reports on any significant matters addressed by the Committee. In 2002, after reviewing the Sarbanes-Oxley Act of 2002 and the proposed rules of the SEC and the Nasdaq Stock Market, the Board revised all of its Committee charters to implement voluntarily the proposed standards and to expand the responsibilities of each Committee as well as establish independence and self- assessment requirements. The Board and each Committee regularly reviews the Committee charters.

Conducting Formal Independent Sessions	At the conclusion of each regularly scheduled Board meeting, the independent directors meet without KLA-Tencor management and the non-independent directors.

Hiring Outside Advisors	The Board and each of its Committees may retain outside advisors and consultants of their choosing at the Company’s expense, without management’s consent.

Avoiding Conflicts of Interest

KLA-Tencor expects its directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty. KLA-Tencor’s credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee. In order to provide assurances to KLA-Tencor and its stockholders, KLA-Tencor has updated its Standards of Business Conduct to provide clear conflict of interest guidelines to its employees, as well as an explanation of reporting and investigatory procedures.

Providing Transparency

KLA-Tencor believes it is important that stockholders understand our governance practices. In order to help ensure transparency of our practices we have posted information regarding our corporate governance procedures on our website at
http://ir.kla-tencor.com/disclaimer1.cfm.

Communications with the Board of Directors

Although KLA-Tencor does not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to the Company at KLA-Tencor Corporation, Attention: Investor Relations, 160 Rio Robles, San Jose, CA 95134. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Standards of Business Conduct

The Board has adopted Standards of Business Conduct for all of the Company’s employees and directors, including the Company’s principal executive and senior financial officers. You can obtain a copy of our Standards of Business Conduct via our website at http://ir.kla-tencor.com/disclaimer1.cfm, or by making a written request to the Company at KLA-Tencor Corporation, Attention: Investor Relations, 160 Rio Robles, San Jose, CA 95134. We will disclose any amendments to the Standards of Business Conduct or waiver of a provision therefrom, on our website at the same address.

Ensuring Auditor Independence

KLA-Tencor has taken a number of steps to ensure the continued independence of our outside auditors. Our independent auditors report directly to the Audit Committee, which also has the ability to pre-approve or reject any non-audit services proposed to be conducted by our outside auditors.

Stockholder Nominations to the Board	Please see “ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES”.

ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

The Board of Directors of the Company held a total of five meetings during the fiscal year ended June 30, 2004. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

All directors other than Messrs. Levy, Schroeder and Tompkins meet the definition of independence within the meaning of the Nasdaq National Market director independence standards. None of the Company’s directors fall outside of the SEC’s 10% ownership safe harbor.

During the fiscal year ended June 30, 2004, all incumbent directors attended at least 85% of the total number of meetings of the Board of Directors and each director attended 100% of the aggregate of the total number of meetings held by all committees of the Board on which each such director served (during the periods that each such director served).

Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend annual meetings of KLA-Tencor stockholders. Six directors attended the 2003 Annual Meeting of stockholders.

Audit Committee

The Audit Committee consists of Mr. Bingham, Mr. Bond, Mr. Elkus and Mr. Kaufman. During fiscal year 2004, Mr. Bingham was the chairman of theAudit Committee. The Audit Committee is responsible for appointing, compensating and overseeing the work of the Company’s independent auditors, approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Audit Committee held ten meetings during the last fiscal year.

Compensation Committee

The Compensation Committee consists of Mr. Barnholt, Mr. Bond, Mr. Marks and Ms. Urbanek. During fiscal year 2004, Mr. Bond was the chairman of the Compensation Committee. The Compensation Committee reviews and approves the Company’s executive compensation policy and administers the Company’s employee equity benefit plans. The Compensation Committee held three meetings during the last fiscal year.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Mr. Barnholt and Mr. Elkus. Mr. Barnholt served as the chairman of the Nominating and Governance Committee during fiscal year 2004. The Nominating and Governance Committee nominated the three Class III directors for election at the Annual Meeting. The Nominating and Governance Committee is primarily responsible for identifying and evaluating the qualifications of all candidates for election to the Board of Directors, as well as reviewing corporate governance policies and procedures. The Nominating and Governance Committee held three meetings during the last fiscal year.

It is the Nominating and Governance Committee’s policy to consider candidates recommended by stockholders who have owned at least 1% of the Company’s outstanding shares for at least one year and who have evidenced intent to continue as a substantial stockholder for the long term. Stockholders wishing to submit recommendations must notify the Company (attention: Assistant Secretary) of their intent to do so and provide the Company with certain information set forth in Section 11 of our bylaws and all other information regarding nominees that is required to be provided pursuant to Regulation 14A of the Securities Exchange Act of 1934, or as otherwise requested by the Nominating and Governance Committee. In addition, stockholders may nominate candidates for the Board of Directors pursuant to the provisions of Section 11 of our bylaws and in conformance with the requirements of Regulation 14A of the Securities Exchange Act of 1934.

In considering candidates for director nomination, including evaluating any recommendations from stockholders as set forth above, the Nominating and Governance Committee only considers candidates who have demonstrated executive experience, have experience in an applicable industry, or significant high level experience in accounting, legal or a technical field applicable to the Company. In addition, in evaluating director candidates, the Nominating and Governance Committee considers all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board.

The Nominating and Governance Committee regularly assesses the appropriate size and composition of the Board, and whether any vacancies on the Board are expected. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers potential candidates that may come to its attention through current members of the Board, professional search firms, stockholders who have owned at least 1% of the Company’s outstanding shares for at least one year and who have evidenced intent to continue as a substantial stockholder for the long term, or other persons. In evaluating properly submitted stockholder recommendations, the Nominating and Governance Committee uses the evaluation standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

DIRECTOR COMPENSATION

Employee Directors	Members of the Board of Directors who are employees do not receive any additional compensation for their services as directors.

1998 Outside Director Plan

Members of the Board who are not employees of the Company (“Outside Directors”) receive benefits under the 1998 Outside Director Plan (“1998 Director Plan”), which was approved by the stockholders at the 1998 annual meeting of stockholders. Each Outside Director receives a nonstatutory stock option to purchase 10,000 shares of Common Stock as of the date on which such director first becomes an Outside Director (the “First Option”). If the new Outside Director does not join the Board at the beginning of the Company’s fiscal year, the First Option will be pro rated to reflect the quarter in which such new Outside Director joins the Board. In addition, each Outside Director is automatically granted a nonstatutory stock option to purchase an additional 10,000 shares of Common Stock on the date of each subsequent annual meeting on which he or she remains an Outside Director.

The term of options granted under the 1998 Director Plan may not exceed 10 years. The 1998 Director Plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the option. Options granted under the 1998 Director Plan become exercisable immediately upon the date of grant.

Cash Compensation

Each Outside Director receives an annual fee of $20,000 and $1,000 for each Board meeting they attend ($500 if participation is by telephone), plus reasonable expenses in attending such meeting.Audit Committee members receive $1,000 per committee meeting they attend ($500 if participation is by telephone). The Audit Committee chair receives an annual retainer of $10,000. Members of the Compensation Committee and the Nominating and Governance Committee receive $500 per committee meeting they attend ($250 if participation is by telephone).

INFORMATION ABOUT EXECUTIVE OFFICERS

          Set forth below are the names, ages and positions of the executive officers of KLA-Tencor September 9, 2004.

Name and Position	Principal Occupation of the Executive Officers During the Past Five Years	Age

Kenneth Levy Chairman of the Board	Kenneth Levy is a founder of KLA Instruments Corporation and since July 1, 1999 has been Chairman of the Board and a Director of KLA-Tencor. From July 1998 until June 30, 1999, he was Chief Executive Officer and a Director. From 1975 until April 30, 1997 he was Chief Executive Officer of KLA Instruments Corporation. He currently serves on the boards of directors of the following publicly traded companies: Juniper Networks, Inc., Extreme Networks, Inc., and PowerDsine, Inc. In addition, he is a Director Emeritus of SEMI, an industry trade association.	61

Kenneth L. Schroeder President & Chief Executive Officer	Kenneth L. Schroeder joined KLA Instruments in 1979 and left in1987 to pursue personal and other business interests. He returned to KLA Instruments in 1991. Mr. Schroeder has been Chief Executive Officer and a member of the Board of Directors of KLA-Tencor since July 1, 1999, as well as President since May 2004. He also held the position of President from November 1991 to July 2002.	59

John H. Kispert Executive Vice President & Chief Financial Officer	John H. Kispert has been Chief Financial Officer and Executive Vice President since July 2000. From July 1999 to July 2000, Mr. Kispert was Vice President of Finance and Accounting. From February 1998 to July 1999, he was Vice President of Operations for the Wafer Inspection Group. Mr. Kispert joined KLA-Tencor in February 1995 and has held a series of other management positions within the Company. He currently serves on the board of directors of North American SEMI, an industry trade association.	40

Richard P. Wallace Executive Vice President, Customer Group	Richard P. Wallace has been Executive Vice President of the Customer Group since May 2004. He was Executive Vice President of the Wafer Inspection, Review & Analysis Group since July 2000. From July 1999 to June 2000, he was the Group Vice President for Lithography and Films. From April 1998 to June 1999, he was Vice President and General Manager of the Mirage Group. From 1995 to March 1998, he was Vice President and General Manager of the Wisard division. Mr. Wallace joined KLA-Tencor in 1988 and has held a series of other management positions.	44

Dennis J. Fortino Executive Vice President, Corporate Operations	Dennis J. Fortino has been Executive Vice President of Corporate Operations since May 2004. He was Executive Vice President of the Lithography & Parametric Solutions Group from July 1999 to May2004. From August 1997 to June 1999, he served as Vice President and General Manager of the Surfscan Division and from November1995 to July 1997, he served as the Vice President and General Manager of the Surface Metrology Division. Mr. Fortino served as Vice President and General Manager for Spectra-Physics Lasers from July 1991 to October 1995.	58

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders	As of August 23, 2004, based on our review of filings made with the SEC, we are aware of the following entities being the beneficial owner of more than 5% of the Company’s Common Stock:

Name and Address	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)

FMR Corp. (2)(3)	21,671,609	11.04%
82 Devonshire Street
Boston, MA 02109
Capital Guardian Trust Co. (2)	22,676,067	11.55%
333 South Hope Street
Los Angeles, CA 90071
Capital Research & Management Co. (2)	12,225,000	6.23%
333 South Hope Street
Los Angeles, CA 90071
Wellington Management Co. LLP (2)	10,838,451	5.52%
75 State Street
Boston, Massachusetts 02109

	(1)	Based on 196,247,543 outstanding shares of Common Stock as of August 23, 2004.

	(2)	Based on information provided pursuant to Schedule 13F filed with the Securities and Exchange Commission.

	(3)	FMR Corp. is a parent holding company and includes shares held by Fidelity
Management Research and Fidelity International Limited.

Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of August 23, 2004 by all directors, each of the named executive officers set forth in the Summary Compensation Table, and by all directors and current executive officers as a group:

Name and Address	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)

Kenneth Levy (2)	2,903,259	1.47%
Kenneth L. Schroeder (3)	876,821	*
Edward W. Barnholt (4)	85,832	*
H. Raymond Bingham (5)	50,000	*
Robert T. Bond (6)	52,000	*
Richard J. Elkus, Jr. (7)	100,000	*
Stephen P. Kaufman (8)	21,000	*
Michael E. Marks (9)	10,000	*
Jon D. Tompkins (10)	24,200	*
Lida Urbanek (11)	1,374,861	*
John H. Kispert (12)	65,039	*
Richard P. Wallace (13)	48,654	*
Dennis J. Fortino (14)	105,787	*
Gary E. Dickerson (15)	294,523	*
All directors and executive officers as a group (17 persons) (16)	6,278,976	3.16%

* Less than 1%

(1)	Based on 196,247,543 outstanding shares of the Common Stock of the Company as of August 23, 2004.

(2)

Includes 735,122 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004, 1,769,375 shares which are held in trust for the benefit of Mr. Levy’s family, 40,000 shares which are held by the Levy Family Foundation, and 358,000 shares which are held by the KGMW, L.P.

(3)	Includes 714,883 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

(4)	Includes 85,832 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

(5)	Includes 50,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

(6)	Includes 50,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

(7)	Includes 10,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

(8)	Includes 20,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

(9)	Includes 10,000 shares subject to options which are presently exercisable or will become exercisable, within 60 days of August 23, 2004.

(10)	Includes 20,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

(11)

Includes 73,892 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004, 1,271,414 shares which are held in trust for the benefit of Ms. Urbanek’s family, and 29,555 shares which are held by the Urbanek Family Foundation.

(12)	Includes 58,031 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

(13)	Includes 45,751 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

(14)	Includes 99,916 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

(15)	Includes 287,905 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

(16)	Includes 2,522,764 shares subject to options which are presently exercisable or will become exercisable within 60 days of August 23, 2004.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following table sets forth, as to the person who served as Chief Executive Officer during the fiscal year ended June 30, 2004 and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning all reportable compensation awarded to, earned by or paid to each for services to the Company in all capacities during the fiscal year ended June 30, 2004, as well as such compensation for each such individual for the Company’s previous two fiscal years.

Annual Compensation					Long Term Compensation (1)

Name and Principal Position	Year	Salary	Bonus (3)	Other Annual Compensation ($)	Securities Underlying Options/SARs (#)	All Other Compensation (2)

Kenneth L. Schroeder	2004	$581,195	$1,183,023	N/A	158,950	$0
President & Chief	2003	$577,940	$199,209	N/A	94,350	$9,231
Executive Officer	2002	$492,649	$218,040	N/A	341,100	$1,000
John H. Kispert	2004	$396,393	$658,700	N/A	76,250	$1,000
Executive Vice	2003	$324,357	$167,133	N/A	37,500	$5,767
President & Chief	2002	$238,350	$166,843	N/A	60,000	$1,000
Financial Officer
Richard P. Wallace	2004	$336,501	$443,730	N/A	76,250	$1,000
Executive Vice	2003	$324,674	$75,545	N/A	38,500	$5,766
President,	2002	$240,096	$66,328	N/A	45,000	$1,000
Customer Group
Dennis J. Fortino	2004	$332,618	$489,589	N/A	76,250	$1,000
Executive Vice	2003	$324,674	$76,670	N/A	38,500	$5,766
President,	2002	$230,048	$86,209	N/A	45,000	$1,000
Corporate Operations
Gary E. Dickerson	2004	$501,593	$969,942	N/A	131,250	$1,000
Former President &	2003	$488,451	$156,657	N/A	76,000	$8,104
Chief Operating	2002	$378,269	$159,046	N/A	105,000	$1,000
Officer

(1)	The Company has not granted any restricted stock rights or stock appreciation rights and the Company does not have any Long Term Incentive Plans as that term is defined in the regulations.

(2)

In FY 2004 Mr. Kispert received $1,000 contributed by the Company as a matching contribution to the 401(k) Plan; Mr. Wallace received $1,000 contributed by the Company as a matching contribution to the 401(k) Plan; Mr. Fortino received $1,000 contributed by the Company as a matching contribution to the 401(k) Plan; and Mr. Dickerson received $1,000 contributed by the Company as a matching contribution to the 401(k) Plan.

(3)

In addition to other bonus payments, this amount includes payments made pursuant to the Company’s Outstanding Corporate Performance Executive Bonus Plan (“OCBP”). Of the OCBP payment earned in fiscal year 2004, 34% is payable currently. The remaining 66% of the OCBP payment earned in fiscal year 2004 is automatically deferred into the Company’s Executive Deferred Savings Plan (“EDSP”) as a Company contribution. Executives whose employment terminates before the end of the vesting period will receive a pro rata distribution of such deferred bonus funds. The OCBP amounts for fiscal year 2004 represent 47% of the aggregate fiscal year 2004 bonus amounts for Messrs. Schroeder and Dickerson, 41% for Mr. Kispert, 51% for Mr. Wallace and 46% for Mr. Fortino.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Stock Option Grants and Exercises

The following tables set forth the number of securities underlying stock options granted to the named executive officers under the Company’s stock option plans and the options exercised by such named executive officers during the fiscal year ended June 30, 2004.

The Option/SAR Grant Table sets forth hypothetical gains or “option spreads” for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term.  Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock and overall market conditions.

	Number of Securities Underlying Options (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/share)(3)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term ($)

					5%	10%

Kenneth L.(4)	31,450.50%		$51.23	7/30/2013	$1,012,245	$2,567,761
Schroeder	60,000.95%		$53.86	10/27/2013	$2,032,336	$5,150,338
	30,000.48%		$58.10	1/27/2014	$1,097,163	$2,777,893
	37,500.60%		$45.16	4/26/2014	$1,065,033	$2,699,003
Total	158,950	2.53%	N/A	N/A	$5,206,777	$13,194,996

John H. Kispert	12,500.20%		$51.23	7/30/2013	$402,721	$1,020,573
	30,000.48%		$53.86	10/27/2013	$1,016,168	$2,575,169
	15,000.24%		$58.10	1/27/2014	$548,082	$1,388,947
	18,750.30%		$45.16	4/26/2014	$532,517	$1,349,501
Total	76,250	1.21%	N/A	N/A	$2,499,487	$6,334,190

Richard P. Wallace	12,500.20%		$51.23	7/30/2013	$402,721	$1,020,573
	30,000.48%		$53.86	10/27/2013	$1,016,168	$2,575,169
	15,000.24%		$58.10	1/27/2014	$548,082	$1,388,947
	18,750.30%		$45.16	4/26/2014	$532,517	$1,349,501
Total	76,250	1.21%	N/A	N/A	$2,499,487	$6,334,190

Dennis J. Fortino	12,500.20%		$51.23	7/30/2013	$402,721	$1,020,573
	30,000.48%		$53.86	10/27/2013	$1,016,168	$2,575,169
	15,000.24%		$58.10	1/27/2014	$548,082	$1,388,947
	18,750.30%		$45.16	4/26/2014	$532,517	$1,349,501
Total	76,250	1.21%	N/A	N/A	$2,499,487	$6,334,190

Gary E. Dickerson	25,000.40%		$51.23	7/30/2013	$805,441	$2,041,146
	50,000.79%		$53.86	10/27/2013	$1,693,613	$4,291,948
	25,000.40%		$58.10	1/27/2014	$913,469	$2,314,911
	31,250.50%		$45.16	4/26/2014	$887,528	$2,249,169
Total	131,250	2.08%	N/A	N/A	$4,300,051	$10,897,174

(1)	The Company has not granted any stock appreciation rights.

(2)	Based on a total of 6,298,343 options granted to employees in fiscal year 2004.

(3)

Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock. The material terms of the grants are: (a) options granted in years 2004 and 2003, the options vest on a five year schedule with 20% vesting after one year and the remaining option shares vesting 1/48 per month for the remainder of the vesting term; (b) options granted prior to fiscal year 2002 vest on a four year schedule with 25% vesting after one year and the remaining option shares vesting 1/36 per month for the remainder of the vesting term; (c) to the extent unexercised, the options lapse after ten years; and (d) the options are non-transferable and are only exercisable during the period of employment of the optionee for 30 days following the termination of employment, subject to limited exceptions in the cases of certain terminations, death or permanent disability of the optionee.

(4)

During FY 2004, in order to incentivize Mr. Schroeder to remain with the Company over the long-term, Mr. Schroeder received options covering 83,380 shares of Common Stock with delayed vesting. Specifically, 20% of 18,950 option shares vest 11/8/2007 with the remaining 80% to vest monthly over the following 48 months and 20% of 64,430 option shares vest 10/27/2006 with the remaining 80% to vest monthly over the following 48 months.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

1982 Stock Option Plan	The following table sets forth information with respect to the persons named in the Summary Compensation Table concerning exercised and unexercised options held as of June 30, 2004.

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 6/30/2004		Value of Unexercised In-the-Money Options at 6/30/2004 (1)

			Vested	Unvested	Exercisable	Unexercisable

Kenneth L. Schroeder	274,100	$12,121,399	676,519	519,481	$15,832,316	$6,917,528
John H. Kispert	95,000	$2,019,069	46,588	140,362	$755,379	$1,257,527
Richard P. Wallace	60,000	$1,369,178	35,849	131,529	$325,749	$1,084,435
Dennis J. Fortino	83,541	$1,967,462	88,931	135,195	$874,852	$1,149,627
Gary E. Dickerson	90,000	$2,868,441	268,171	246,444	$3,593,603	$2,247,863

(1)	The Company has not granted any stock appreciation rights. Total value of vested options based on fair market value of Company’s Common Stock of $49.38 per share as of June 30, 2004.

EQUITY COMPENSATION PLANS

Equity Compensation Plan Information	The following table summarizes our equity compensation plans as of June 30, 2004.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under stock option plans and ESPP plans

Equity compensation plans approved by stockholders (1)	20,879,143	$34.00	14,252,016
Equity compensation plans not approved by stockholders (2)	8,816,802	37.95	3,098,870

Total	29,695,945	$35.11	17,350,886

(1)	In July 2004, the Company reserved an additional 5,903,603 shares of its Common Stock in accordance with the provisions of the 1982 Stock Option Plan.

(2)

On November 10, 2000 the Board approved the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”) and amended it on November 6, 2002. The goals for the 2000 Plan are for the issuance of nonstatutory stock options to employees and consultants of the Company or any parent or subsidiary corporation; however, officers and directors of the Company are not eligible to receive options under the 2000 Plan. Options granted under the 2000 Plan have an exercise price and a term that is determined by the plan administrator and generally vest in accordance with a schedule determined by the plan administrator at the time of grant. Upon cessation of service to the Company, the optionee will have a limited period of time, generally 90 days, in which to exercise his or her outstanding options that are vested at that time; usually this period of time is longer in the event of an optionee’s death or disability. Options granted under the 2000 Plan generally are not transferable during the lifetime of an optionee; however, the plan administrator may permit the optionee to transfer all or a portion of an option to a member of the optionee’s immediate family, or to a limited liability corporation, trust or partnership for the benefit of an immediate family member. In the event that the Company is acquired by merger or asset sale, the vesting of each outstanding option under the 2000 Plan which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest and become exercisable for a period of 15 days after the optionee has been sent a notice of the acceleration. At the end of the 15-day period, unexercised options will terminate. The Board generally is authorized to amend, alter, suspend or terminate the 2000 Plan at any time, but no amendment, alteration, suspension or termination of the 2000 Plan may adversely affect any option previously granted under the plan without the written consent of the optionee. Unless sooner terminated by the Board, the 2000 Plan will terminate in 2010.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors is comprised of four independent, non-employee members of the Board of Directors, none of who have interlocking relationships as defined by the Securities and Exchange Commission and all of whom meet the definition of “independent director” as currently promulgated by the Nasdaq National Market. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considering their performance and making recommendations regarding their cash compensation and stock options to the full Board of Directors. The Compensation Committee periodically reviews its approach to executive compensation and makes changes as appropriate. The Compensation Committee may retain, and has retained in the past, consultants when necessary, as determined by the members of the Compensation Committee.

Compensation Philosophy

The compensation philosophy of the Compensation Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of the Company’s business strategies, objectives and initiatives. The Compensation Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, and the Compensation Committee reaches its decisions with a view towards the Company’s overall financial performance. The goals of the Company’s compensation policy are to:

•	attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry;

•	motivate executive officers to achieve the Company’s business objectives; and

•	align the interests of executive officers with the long term interests of stockholders.

The Company currently uses a compensation package, which includes a salary, executive incentive plans and stock option grants to meet these goals.

For incentive-based compensation, the Compensation Committee considers the desirability of structuring such compensation arrangements so as to qualify for deductions available under Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for any publicly-held corporation for individual compensation exceeding one million U.S. Dollars in any taxable year for any of the named executive officers, other than compensation that is “performance based”. The 2004 Equity Incentive Plan, which is the subject of Proposal Two of this Proxy Statement, permits a range of equity compensation devices to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code.

Chief Executive Officer Compensation

For fiscal year 2004, Kenneth L. Schroeder served as Chief Executive Officer. In setting Mr. Schroeder’s compensation for fiscal year 2004, the Compensation Committee considered the Company’s revenue and profit in the prior fiscal year, the Company’s market capitalization and data from comparable companies supplied by the Compensation Committee’s compensation consultants, in addition to Mr. Schroeder’s performance and continuing contributions to the Company. For fiscal year 2004, a bonus of $1,183,023 was payable to Mr. Schroeder, based on the Company’s performance as measured against a formula, which is based on meeting financial and strategic objectives as well as the Company’s revenue growth objectives as compared to a peer group. This bonus formula was approved by the Compensation Committee and the independent members of the Board of Directors last fiscal year.

Executive Officer Compensation

The Compensation Committee’s executive compensation philosophy is based upon a belief that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success. In addition, the Compensation Committee strives to align the interests of the Company’s executive officers with the long-term interests of stockholders through stock option grants that can result in ownership of the Company’s Common Stock. The Compensation Committee endeavors to structure each executive officer’s overall compensation package to be consistent with this approach and to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.

In addition to stock option grants, the Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay and participation in benefit plans generally available to other employees. The Committee considers market information from published survey data provided to the Committee by the Company’s human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Committee to be peers in the Company’s industry.

For the Company’s previous fiscal year, the Committee reviewed and recommended a compensation structure, after considering a number of factors, including, the substantial economic and business challenges in the semiconductor and semiconductor capital equipment industries worldwide.

Base Salary. Salaries for executive officers are set with reference to salaries for comparable positions among other companies in the Company’s industry or in industries that employ individuals of similar education and background to the executive officer based on data provided by the Compensation Committee’s compensation consultants, as well as each person’s job responsibilities, level of experience, individual performance and contribution to the Company’s business. In making base salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

Management Incentive Plan. Each year since fiscal 1979, the Company has adopted a management incentive plan (the “Incentive Plan”) which provides for payments to officers and key employees based on the financial performance of the Company or the relevant business unit, and on the achievement of key strategic objectives which are set by senior management and approved by the Board of Directors. The Incentive Plan solely as to Messrs. Levy, Schroeder, Kispert and Dickerson is approved by the Compensation Committee and submitted to the

Board of Directors for ratification. For fiscal year 2004, the Incentive Plan set goals for profitability, achievement of measurable objectives aimed at strategic corporate goals and achievement of objectives relating to managing the ratio of assets to sales. The target goals for fiscal year 2004 were exceeded on financial objectives but underachieved on strategic objectives. As a result, approximately 107.3% of the eligible incentive plan amounts for Messrs. Levy, Schroeder, Kispert and Dickerson were paid.

Outstanding Corporate Performance Executive Bonus Plan. The Company continues to utilize its incentive plan for an additional bonus to executives in years when the Company achieves certain levels of profitability and growth (the “Outstanding Corporate Performance Plan”). The performance measurements are based on the Company’s pretax margin and growth of the Company’s aggregate revenues over the prior twelve months against a target group of public U.S. Companies over the same period. The target percentage for the Outstanding Corporate Performance Plan bonus is the same target percentage as utilized in determining the Incentive Plan bonus. For fiscal year 2004, bonuses were paid pursuant to the Outstanding Corporate Performance Plan at a rate of 96.3% of target.

In years that the performance goals are met, one-third of each annual amount under the Outstanding Corporate Performance Plan is payable at the end of the fiscal year; an additional one-third of each annual amount payable under the plan is payable at the end of the next fiscal year, and the final one-third of each annual amount payable under the plan is payable at the end of the next fiscal year. If the executive officer leaves during that one-year period, he receives a pro rata distribution of any deferred bonus funds.

Long-term Incentives. Long-term incentives are currently provided through the Stock Option Plan, which rewards executive officers through the growth in value of the Company’s Common Stock. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders.

Grants of stock options to executive officers are based upon each executive officer’s relative position, responsibilities, historical and expected contributions to the Company, and the executive officer’s existing stock ownership and previous option grants. Stock options are granted at market price on the date of grant and will provide value to the executive officers only when the price of the Company’s Common Stock increases over the exercise price. If Proposal Two is adopted, the Compensation Committee will consider granting different types of awards to executive officers under the 2004 Equity Incentive Plan.

Stock Ownership Guidelines

The Company adopted a program, approved by the Board of Directors, pursuant to which certain Company executives with the title Vice President or above and all directors are required to own a prescribed number of shares of Common Stock of the Company. These ownership requirements for eligible executives are phased in over time. Each executive submitted a five-year plan on how they plan to comply with the guidelines.As of June 30, 2004, all executives covered by these guidelines are on track to reach full compliance by 2009.

MEMBERS OF THE COMPENSATION COMMITTEE Robert T. Bond, Chairman Edward W. Barnholt Michael E. Marks Lida Urbanek

Compensation Committee Interlocks

The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year, formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

REPORT OF THE AUDIT COMMITTEE

Audit Committee

The Company’s Audit Committee is composed of four non-employee directors, each of whom meet the standards of independence and financial experience requirements of the Nasdaq National Market, as currently in effect. The Board has determined that H. Raymond Bingham is an “audit committee financial expert” within the meaning of the rules promulgated by the Securities and Exchange Commission. For fiscal year 2004, H. Raymond Bingham, Robert T. Bond, Richard J. Elkus, Jr. and Stephen P. Kaufman served as members on the Audit Committee. Mr. Bingham served as the Chairman of the Audit Committee for fiscal year 2004. The Board of Directors has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee and was attached as Exhibit A to the Proxy Statement related to the 2003 Annual Meeting. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities. The charter is reviewed annually for changes, as appropriate, and is posted on the Company’s website at http://ir.kla-tencor.com/, in the Investor Presentations and Corporate Governance section.

KLA-Tencor’s management is responsible for establishing and maintaining a system for internal controls and the financial reporting process. The Audit Committee is responsible for overseeing KLA-Tencor’s auditing, accounting and financial reporting processes, its system of internal controls, and legal and ethical compliance. This report relates to the activities undertaken by theAudit Committee in fulfilling such responsibilities. During fiscal year 2004, the Audit Committee reviewed and discussed with the Company’s management team KLA-Tencor’s audited consolidated financial statements contained in KLA-Tencor’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004. The Audit Committee also met routinely with the independent auditors, with and without members of the KLA-Tencor management team present, to discuss their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also met with the Company’s Chief Executive Officer to discuss accounting issues and risks facing the Company.

The Audit Committee also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, (Communication With Audit Committees).

The Audit Committee received from the independent auditors the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, (Independence Discussions With Audit Committees) and has discussed with the independent auditors their independence from management and KLA-Tencor. The Audit Committee also considered whether the provision of services covered by fees paid to its independent auditors was compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE H. Raymond Bingham, Chairman Robert T. Bond Richard J. Elkus, Jr. Stephen P. Kaufman

PERFORMANCE GRAPH

The stock price performance shown on the following graph is not necessarily indicative of future stock price performance.

Comparison of Five Year Cumulative Total Return Among KLA-Tencor Corporation, The NASDAQ — US Index and The Philadelphia SOXX Index (1)

	1999	2000	2001	2002	2003	2004

KLA-Tencor Corporation	100	180.538	180.252	135.613	143.227	152.229
The NASDAQ-US Index	100	147.831	80.271	54.681	60.713	76.526
Philadelphia SOXX Index	100	235.428	128.824	80.004	74.247	100.132

(1)	Assumes $100 invested on June 30, 1999. The Company’s fiscal year end is June 30.

CERTAIN TRANSACTIONS AND OTHER MATTERS

Transactions with Directors, Executive Officers and 5% Stockholders	In fiscal year 2001, the Company entered into a Bonus Agreement with Mr. Kispert, whereby Mr. Kispert will receive payments of $93,900 a year, for the following four years.

Change of Control Agreements

In connection with the merger between KLA Instruments Corporation and Tencor Instruments (effective April 30, 1997) the Company entered into identical employment arrangements, subsequently amended, (the “Retention and Non-Competition Agreement”) with Messrs. Levy and Schroeder. The arrangements, as amended, provide that certain benefits would be paid if certain events took place after April 30, 1997. The purpose of these arrangements was to retain the services of Messrs. Levy and Schroeder to ensure the continued smooth transition associated with the merger. The terms of those arrangements provide that if an individual were to leave the Company after April 30, 1998, subject to releasing the Company from all claims, and in connection with working part-time for 36 months, he will receive (i) his base salary for the first 24 months of part-time employment, (ii) a mutually agreeable level of compensation per month for the final 12 months of part-time employment, (iii) an annual bonus (based on an achievement of 100% of bonus objectives) in the fiscal year of his transition to part-time employment, (iv) a bonus paid in the fiscal year following the payment of the annual bonus above, (based on achievement of 100% of his individual bonus objectives) and (v) a pro-rated bonus for the fiscal year in which part-time employment ended. During the periods of part-time employment, all options to exercise stock of the Company, which were granted more than 12 months prior to the termination of full-time employment, will continue to vest. The same benefits shall be payable in the event the Company terminates his employment without cause. If he is terminated for cause (defined as (i) gross negligence or willful misconduct in connection with the performance of duties, (ii) conviction of or plea of nolo contendere to any felony, or (iii) the embezzlement or misappropriation of Company property) then he will receive a lump-sum payment equal to 25% of his base salary.

In fiscal year 2002, the Board of Directors approved individual “change-in-control” agreements for Messrs. Schroeder, Dickerson and Kispert (each, an “Executive”). As of April 30, 2004, Mr. Dickerson’s agreement terminated. The change-in-control provisions of these agreements take effect if the Executive’s employment is terminated involuntarily or constructively within two years after a change in control of the Company. If the provisions become effective, Mr. Schroeder would receive salary and bonus under the terms of his Retention and Non-Competition Agreement and the unvested portions of his then outstanding option grants would fully accelerate. In the case of Mr. Kispert, he would become eligible to receive: (i) an amount equal to two times his annual compensation; (ii) an amount equal to two times his bonus amount; (iii) continuation of health benefits for two years; and (iv) full acceleration of vesting for all options held. For the purpose of these agreements, a change in control occurs upon merger of the Company with or into another corporation, or a change in more than half of the total voting power of the Company, or upon the sale of substantially all of the assets of the Company.

Mr. Dickerson

Mr. Dickerson, the Company’s President and Chief Operating Officer resigned both positions effective as of April 30, 2004. Effective May 1, 2004 until the termination of his Severance Agreement and General Release (the “Severance Agreement”), Mr. Dickerson’s job title will be “Senior Vice President, New Business Operations” and he will continue to report to the Company’s Chief Executive Officer. During the term of his Severance Agreement, Mr. Dickerson will receive one-half of his base salary (effective as of April 30, 2004) plus a bonus for fiscal year 2004. Mr. Dickerson’s outstanding stock options which had been granted by the Company prior to April 30, 2004, will continue to vest in accordance with the terms and conditions of the applicable original option agreements relating to such options through the earlier termination of his Agreement or March 31, 2006. In addition, during the pendency of the Severance Agreement, Mr. Dickerson will continue to receive all medical, dental, life, accident, and disability insurance and benefits that he was receiving from the Company as of April 30, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered Class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. With one exception and based solely on its review of the copies of such forms received by it, the Company believes that during fiscal year 2004 all executive officers, directors and greater than ten percent stockholders of the Company complied with all applicable filing requirements. Due to an administrative error, Ken Levy filed an amendment to a Form 4 which was filed on January 27, 2004 to update the aggregate share ownership set forth therein.

APPENDIX A

KLA-TENCOR CORPORATION
2004 EQUITY INCENTIVE PLAN

         1.   Purposes of the Plan. The purposes of this Equity Incentive Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Service Providers, and

•	to promote the success of the Company’s business.

Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

         2.   Definitions. As used herein, the following definitions shall apply:

               (a)     “Administrator” means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.

               (b)     “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

               (c)     “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

               (d)     “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

               (e)     “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

               (f)      “Awarded Stock” means the Common Stock subject to an Award.

               (g)     “Board” means the Board of Directors of the Company.

               (h)     “Cash Position” means the Company’s level of cash and cash equivalents.

               (i)      “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:

                         (i)   any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

                         (ii)  a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                         (iii)  the sale or disposition by the Company of all or substantially all the Company’s assets; or

                         (iv)  a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors and whose election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

               (j)      “Code” means the Internal Revenue Code of 1986, as amended.

               (k)     “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

               (l)     “Common Stock” means the Common Stock of the Company.

               (m)     “Company” means KLA-Tencor Corporation.

               (n)     “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

               (o)     “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 14.

               (p)     “Director” means a member of the Board.

               (q)     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

               (r)     “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

               (s)     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

               (t)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

               (u)     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

                         (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                         (ii)  If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                         (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

               (v)     “Fiscal Year” means a fiscal year of the Company.

               (w)     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

               (x)     “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

               (y)     “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

               (z)     “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement.

               (aa)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (bb)  “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

               (cc)   “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

               (dd)   “Option” means a stock option granted pursuant to the Plan.

               (ee)   “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

               (ff)   “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (gg)   “Participant” means the holder of an outstanding Award granted under the Plan.

               (hh)   “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, and (j) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

               (ii)   “Performance Share” means a performance share Award granted to a Participant pursuant to Section 12.

               (jj)   “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 13.

               (kk)   “Plan” means this 2004 Equity Incentive Plan.

               (ll)     “Restricted Stock” means Shares granted pursuant to Section 11 of the Plan.

               (mm) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

               (nn)   “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

               (oo)   “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

               (pp)   “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

               (qq)   “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

               (rr)    “Service Provider” means an Employee, Consultant or Director.

               (ss)   “Share” means a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.

               (tt)   “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 10 hereof.

               (uu)   “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

               (vv)   “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

         3.   Stock Subject to the Plan. Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 11,000,000 Shares plus any shares subject to any outstanding options under the Company’s 1982 Stock Option Plan and the Company’s 2000 Nonstatutory Stock Option Plan that subsequently expire unexercised, up to a maximum of an additional 1,500,000 Shares.

         Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one share for every share subject thereto. Any Shares or units subject to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Unit Awards with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as 1.8 shares for every one share subject thereto.

         The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only shares actually issued pursuant to an SAR shall cease to be available under the Plan; all remaining shares under SARs shall remain available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option or Stock Purchase Right shall become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

         4.   Administration of the Plan.

              (a)  Procedure.

                     (i)    Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

                     (ii)   Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

                     (iii)   Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                     (iv)  Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

              (b)   Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                     (i)    to determine the Fair Market Value of the Common Stock, in accordance with Section 2(u) of the Plan;

                     (ii)   to select the Service Providers to whom Awards may be granted hereunder;

                     (iii)  to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

                     (iv)  to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted hereunder;

                     (v)   to approve forms of agreement for use under the Plan;

                     (vi)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                     (vii)  to construe and interpret the terms of the Plan and Awards;

                     (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                      (ix)   to modify or amend each Award (subject to Section 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

                     (x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

                     (xi)   to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                     (xii)   to determine the terms and restrictions applicable to Awards; and

                      (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

              (c)  Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

         5.  Eligibility. Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

         6.  No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

         7.  Code Section 162(m) Provisions.

               (a)  Option and SAR Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 400,000 Shares; provided, however, that such limit shall be 1,200,000 Shares in the Participant’s first Fiscal Year of Company service.

               (b)  Restricted Stock and Performance Share Annual Limit. No Participant shall be granted, in any Fiscal Year, more than 200,000 Shares of Restricted Stock or Performance Shares; provided, however, that such limit shall be 600,000 Shares in the Participant’s first Fiscal Year of Company service.

               (c)  Performance Units Annual Limit. No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $1,000,000, provided, however, that such limit shall be $3,000,000 in the Participant’s first Fiscal Year of Company service.

               (d)  Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

               (e)  Changes in Capitalization. The numerical limitations in Sections 7(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 18(a).

          8.  Term of Plan. The Plan shall continue in effect for a term of ten (10) years following the date upon which the Board approved the Plan in 2004.

          9.  Stock Options.

               (a)  Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

               (b)  Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (c)  No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

               (d)  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

               (e)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

                     (i)  cash;

                     (ii)  check;

                     (iii)  other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                     (iv)  delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

                     (v)  any combination of the foregoing methods of payment; or

                     (vi)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

               (f)  Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 18 of the Plan.

         Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

               (g)  Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (h)  Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (i)   Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (j)   ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

                     (i)   of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, which

                     (ii)  become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(j), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

         10. Stock Appreciation Rights.

               (a)  Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

               (b)  Exercise Price and other Terms. Subject to Section 7(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

               (c)  Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                     (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

                     (ii)  the number of Shares with respect to which the SAR is exercised.

               (d)  Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

               (e)  SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

               (f)  Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

               (g)  Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement).

In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for three months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

               (h)  Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

               (i)  Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the SAR Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

         11. Restricted Stock.

               (a)  Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock. Restricted Stock shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Restricted Stock may be granted in the form of restricted stock units that are not issued until the vesting conditions are satisfied. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

               (b)  Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

               (c)  Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

         12. Performance Shares.

               (a)  Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

               (b)  Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award.  Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

               (c)  Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

         13. Performance Units.

               (a)  Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

               (b)  Number of Performance Units. Subject to Section 7(c) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

               (c)  Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

               (d)  Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

         14. Deferred Stock Units.

               (a)  Description. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

               (b)  162(m) Limits. Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Performance Share or Performance Unit Award as set forth in Section 7 hereof.

         15. Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

         16. Part-Time Service. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, any service-based vesting of Awards granted hereunder shall be extended on a proportionate basis in the event an Employee transitions to a work schedule under which they are customarily scheduled to work on less than a full-time basis, or if not on a full-time work schedule, to a schedule requiring fewer hours of service. Such vesting shall be proportionately re-adjusted prospectively in the event that the Employee subsequently becomes regularly scheduled to work additional hours of service.

         17. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

         18. Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.

               (a)  Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 7(a) and (b) hereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

               (b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

               (c)  Change of Control.

                      (i)   Stock Options and SARs. In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

                      (ii)  Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units. In the event of a Change of Control, each outstanding Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

         19. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

         20. Amendment and Termination of the Plan.

               (a)  Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that the Board may not materially amend the Stock Plan without obtaining stockholder approval.

               (b)  Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

               (c)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.

         21. Conditions Upon Issuance of Shares.

               (a)  Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b)  Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         22. Liability of Company.

               (a)  Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

               (b)  Grants Exceeding Allotted Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 20(b) of the Plan.

         23. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

KLA-TENCOR CORPORATION C/O EQUISERVE 150 ROYALL STREET CANTON, MA 02021 MS 45-02-62

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 17, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 17, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to KLA-Tencor Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KLATN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KLA-TENCOR CORPORATION (the “Company”)

The Board Recommends a Vote “FOR” all Nominees for Director, “FOR” Proposal 2 and “FOR” Proposal 3.

Vote On Directors			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and clearly write the nominee’s letter on the line below.
1.	To elect three Class III directors to each serve for a three year term and until their successors are duly elected.
	a.	Edward W. Barnholt	☐	☐	☐
	b.	Stephen P. Kaufman
	c.	Kenneth L. Schroeder

Vote on Proposals		For	Against	Abstain

2.	To approve the Company’s 2004 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2005.	☐	☐	☐

To transact such other business as may properly come before the meeting or any adjournment thereof.

In their discretion, the proxy holders are authorized to vote on all such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears on your stock certificate(s), date and return this Proxy promptly in the postage-paid envelope provided or vote by Internet or by telephone. Please correct your address before returning this Proxy.  Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KLA-TENCOR CORPORATION
Notice of Annual Meeting of Stockholders
October 18, 2004

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KLA-Tencor Corporation (the “Company”), a Delaware corporation, will be held on Monday, October 18, 2004 at 1:00 P.M., local time, at the Company’s offices located at Three Technology Drive, Milpitas, California 95035, for the purposes stated on the reverse side.

The undersigned hereby appoints John H. Kispert and Stuart J. Nichols, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of KLA-Tencor Corporation that the undersigned is entitled to vote at the  Annual Meeting of Stockholders, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE